Q4 2020 Earnings Release Published February 17, 2021 (Earnings Conference Call February 18, 2021) David Graziosi, President & Chief Executive Officer Fred Bohley, Senior Vice President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the duration and spread of the COVID-19 pandemic, including new variants of the virus and availability and pace of distribution of vaccines, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flows; increases in cost, disruption of supply or shortage of raw materials or components used in our products, including as a result of the COVID-19 pandemic; risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including increased trade protectionism; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our failure to identify, consummate or effectively integrate acquisitions; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and our intention to pay dividends and repurchase shares of our common stock. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward- looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial goals or the value we currently ascribe to certain tax attributes set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, June 30, 2020 and September 30, 2020.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA and Adjusted EBITDA as a percent of net sales is Net income and Net income as a percent of net sales, respectively. Adjusted EBITDA is calculated as the earnings before interest expense, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, excluding non-recurring restructuring charges, after additions of long-lived assets.

Call Agenda Q4 2020 Performance 2021 Guidance

Q4 2020 Performance Summary ($ in millions) Q4 2020 Q4 2019 % Variance Net Sales $535 $617 (13.3%) Gross Margin % 47.3% 48.3% (100) bps Net Income $60 $107 (43.9%) Adjusted EBITDA(1) $186 $216 (13.9%) See Appendix for a reconciliation from Net Income. Commentary Net Sales: decrease was principally driven by lower demand in the Global On-Highway and Service Parts, Support Equipment & Other end markets due to the continual effects of the pandemic partially offset by higher demand in the Defense end market. Gross Margin: decrease was principally driven by lower net sales. Net Income: decrease was principally driven by lower gross profit, $19 million in expenses related to the long-term debt refinancing in November 2020 and an $8 million favorable 2019 environmental remediation adjustment that did not reoccur in 2020 partially offset by lower selling, general and administrative expenses and the intra-year timing of product initiatives spending. Adjusted EBITDA: decrease was principally driven by lower gross profit partially offset by lower commercial activities spending and the intra-year timing of product initiatives spending.

Q4 2020 Sales Performance ($ in millions) End Markets Q4 2020 Q4 2019 % Variance Commentary North America On-Hwy $284 $330 (13.9%) Principally driven by the continuing effects of the pandemic North America Off-Hwy $1 $1 0.0% Principally driven by continued weakness in hydraulic fracturing activity Defense $44 $42 4.8% Principally driven by the higher demand for tracked vehicle applications Outside North America On-Hwy $77 $91 (15.4%) Principally driven by demand in Asia and South America due to the continuing effects of the pandemic Outside North America Off-Hwy $11 $18 (38.9%) Principally driven by lower demand in the energy sector Service Parts, Support Equipment & Other $118 $135 (12.6%) Principally driven by lower demand for North America service parts, support equipment and aluminum die cast component volume Total $535 $617 (13.3%)

Q4 2020 Financial Performance

($ in millions, except per share data)	Q4 2020	Q4 2019	$ Var	% Var	Commentary
Net Sales	$535	$617	($82)	(13.3%)	Decrease was principally driven by lower demand in the Global On-Highway and Service Parts, Support Equipment & Other end markets due to the continual effects of the pandemic partially offset by higher demand in the Defense end market
Cost of Sales	$282	$319	$37	11.6%	
Gross Profit	$253	$298	($45)	(15.1%)	Decrease was principally driven by lower net sales partially offset by lower manufacturing expense commensurate with decreased net sales
Operating Expenses					
Selling, General and Administrative	$80	$94	$14	14.9%	Decrease was principally driven by lower commercial activities spending and lower intangible amortization expense
Engineering – Research and Development	$40	$47	$7	14.9%	Decrease was principally driven by the intra-year timing of product initiatives spending
Total Operating Expenses	$120	$141	$21	14.9%	
Environmental Remediation	$0	($8)	($8)	(100%)	2019 Q4 benefit related to a reduction of the liability for ongoing environmental remediation activities at our Indianapolis, Indiana manufacturing facilities
Operating Income	$133	$165	($32)	(19.4%)	
Interest Expense, net	($37)	($33)	($3)	(9.1%)	Increase was principally driven by expenses related to long-term debt refinancing
Other (Expense) Income, net	($12)	$2	($14)	(700%)	Change was principally driven by expenses related to the long-term debt refinancing in the fourth quarter of 2020
Income Before Income Taxes	$84	$134	($50)	(37.3%)	
Income Tax Expense	($24)	($27)	$3	(11.1%)	Decrease was principally driven by decreased taxable income. The change in effective tax rate was principally driven by decreased estimated U.S. federal income tax deductions.
Net Income	$60	$107	($47)	(43.9%)	
Diluted Earnings Per Share	$0.53	$0.90	($0.37)	(41.1%)	Q4 2020: 113M shares; Q4 2019: 119M shares
Adjusted EBITDA[(1)]	$186	$216	($30)	(13.9%)	

(1) See Appendix for the reconciliation from Net Income.

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Allison Transmission

Q4 2020 Cash Flow Performance See Appendix for a reconciliation from Net Cash Flow Provided by Operating Activities. Operating Working Capital = A/R + Inventory – A/P. ($ in millions) Q4 2020 Q4 2019 $ Variance % Variance Commentary Net Cash Provided by Operating Activities $163 $202 ($39) (19.3%) Principally driven by lower gross profit, higher operating working capital requirements and increased cash income taxes partially offset by lower commercial activities spending and the intra-year timing of product initiatives spending CapEx $35 $81 ($46) (56.8%) Principally due to reductions and deferrals of spending in response to the pandemic Adjusted Free Cash Flow (1) $128 $121 $7 5.8% Principally driven by decreased capital expenditures partially offset by lower net cash provided by operating activities ($ in millions) Q4 2020 Q4 2019 $ Variance % Variance Commentary Operating Working Capital(2) Percentage of LTM Sales 12.6% 11.4% N/A 120 Bps Principally due to lower LTM Net Sales Cash Paid for Interest $63 $62 $1 1.6% Principally driven by intra-year timing of payments Cash Paid for Income Taxes $13 $5 $8 160.0% Principally driven by timing of cash income tax payments

2021 Guidance ($ in millions) Guidance Net Sales $2,265 to $2,415 Net Income $375 to $445 Adjusted EBITDA $770 to $860 Net Cash Provided by Operating Activities $560 to $630 Adjusted Free Cash Flow $390 to $450 Capital Expenditures $170 to $180

2021 Guidance – Net Sales by End Market End Markets 2020 Net Sales 2021 Midpoint Commentary North America On-Hwy $1,081 14% Principally driven by higher Class 8 Straight and Medium Duty truck production North America Off-Hwy $13 46% Principally driven by a modest recovery in hydraulic fracturing applications Defense $182 0% Principally driven by higher Tracked vehicle demand offset by lower Wheeled vehicle demand Outside North America On-Hwy $280 11% Principally driven by higher demand in Asia and Europe Outside North America Off-Hwy $61 10% Principally driven by higher demand in the mining, construction and other sector Service Parts, Support Equipment & Other $464 14% Principally driven by higher demand for support equipment and North America On Highway service parts Total $2,081 12%

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3) Adjusted EBITDA reconciliation

Non-GAAP Reconciliations (2 of 3) Adjusted Free Cash Flow reconciliation

Non-GAAP Reconciliations (3 of 3) Guidance Reconciliation